Exhibit 23.1

KPMG LLP

205 5th Avenue SW

Suite 3100

Calgary AB T2P 4B9

Tel (403) 691-8000

Fax (403) 691-8008

www.kpmg.ca

Consent of Independent Registered Public Accounting Firm

The Board of Directors of Gran Tierra Energy Inc.

We consent to the use of our reports dated February 24, 2021 with respect to the consolidated financial statements of Gran Tierra Energy Inc. and the effectiveness of internal control over financial reporting incorporated herein by reference and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

Chartered Professional Accountants

Calgary, Canada

August 3¸2021